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                                                                    EXHIBIT 23.1


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated August 28, 1996, in (i) the Registration Statement (Form S-1) of Prosoft I-Net Solutions, Inc. for the registration of 1,894,258 shares of its common stock and (ii) the Post-Effective Amendment to Registration Statements (Form S-1 Nos. 333-11247 and 333-28993) for the registration of an aggregate of 3,742,729 shares of its common stock amended thereby, and the related Prospectus.


                                    Ernst & Young LLP

Orange County, California
September 9, 1997